Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Omnibus Incentive Plan, Inducement Restricted Stock Unit Agreement, and Inducement Performance-Based Restricted Stock Unit Agreement of Upland Software, Inc. of our report dated March 3, 2026, with respect to the consolidated financial statements of Upland Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Austin, Texas
June 4, 2026